UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2012

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2012, Veeco Instruments Inc. (“Veeco” or the “Company”) announced the 2012 Supplemental Services Bonus Plan (the “Plan”).  The Plan was established to provide a specific incentive for participants to achieve the Company’s 2012 services revenue plan.  The principal features of the Plan are:

•                  Awards under the Plan are based on 2012 total Company services revenue.

•                  Each of the participants in the Company’s 2012 Management Bonus Plan will participate in the Plan, including the Company’s Chief Executive Officer, John Peeler; Executive Vice President and Chief Financial Officer, David Glass; Executive Vice President, Process Equipment, William Miller; Executive Vice President, Data Storage, Robert Oates; and Senior Vice President, Worldwide Sales and Service, Peter Collingwood.

•                  A target bonus level has been established for each participant.  Target bonuses under the Plan range from 1.5% to 10.5% of the participant’s base salary, depending on the participant’s ability to influence service revenue.  The target bonuses, as a percentage of base salary, for Messrs. Peeler, Glass, Miller, Oates and Collingwood are 7.5%, 5.25%, 10.5%, 9.0% and 10.5%, respectively.

•                  Awards under the Plan will range from 0% to 300% of target and will be calculated for results between threshold, target and maximum.  No award will be paid for results less than threshold.

•                  Participants must be active employees on December 31, 2012 to be eligible for an award.

•                  Awards, if earned, will be paid during the first quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2012	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel